Exhibit 10.2

AMENDMENT TO PROMISSORY NOTE AND LOAN AGREEMENT

This Amendment dated this 7th day of January, 2005 is entered into by and between THE WINDERMERE GROUP, LLC (“Borrower”) and ESSEX CORPORATION (“Lender”) and amends a Promissory Note and Loan Agreement (the “Note”) dated January 6, 2005 between Borrower and Lender for a loan in the principal amount of Twenty Five Million Dollars ($25,000,000) (the “Loan”).

Whereas, the Loan has not yet been funded and the parties have agreed to modify certain terms of the Note as a condition to funding the Loan, all of which modifications the parties desire to set forth in this Amendment.

NOW, THEREFORE, in consideration of the recitals and the mutual promises hereinafter set forth, the Borrower and Lender hereby agree that the Note is amended as follows:

1.      The Date of Note set forth in the upper right hand corner of the Note is hereby changed from January 6, 2005 to January 7, 2005.

2.      The Borrower represents and warrants to the Lender that, other than the waiver and consent of the Bank of America set forth in the Subordination Agreement of even date herewith which is attached hereto as Exhibit A, there are no other waivers or consents which must be secured in connection with the Loan and the execution, delivery and performance by the Borrower of the Note and this Amendment will not violate or constitute a default under any note, loan, credit agreement or any other agreement or instrument to which the Borrower, the Borrower’s subsidiaries or the Borrower’s owners/interest holders is a party or is bound.

3.      The definition of “Applicable Interest Rate” in Article I section (d) is amended as follows:

“Applicable Interest Rate shall mean the greater of simple interest of eight percent (8%) per annum or a per annum rate of one percent (1%) above the prime rate of interest as published in the Wall Street Journal on the Maturity Date or any accelerated due date under Article IV.”

4.      All references in the Note to “Preexisting Credit Facilities” shall mean all credit facilities extended to the Borrower by the Bank of America and in existence prior to the date hereof. Subsection (i) of Article III is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

“(i) Create, incur or assume any additional debt or undertake any lease, loan, obligation or financial commitment except borrowings in the ordinary course of business under the Borrower’s Preexisting Credit Facilities which shall not at any time have credit availability or an outstanding indebtedness or liability in excess of Ten Million Dollars ($10,000,000), and all of which borrowings shall be in compliance with the terms and conditions of said credit facilities.”

5.      The term “or” shall be deleted from the end of subsection (vii) of Article III and the following shall be added at the end of subsection (viii) of Article III, from which the period will be deleted:

“; or

(ix) permit the Borrower’s working capital (current assets in excess of current liabilities) to be less than Two Million Dollars ($2,000,000).”

6.      The following subsection (viii) shall be added to Article IV—Default, section (a), following subsection (vii):

“The occurrence of an uncured default or event of default under the Preexisting Credit Facilities or any other existing or future indebtedness or obligation of the Borrower. Borrower agrees to provide notice to Lender in writing within one (1) business day of the occurrence of any default or event of default under the Preexisting Credit Facilities or any other existing or future indebtedness or obligation.”

7.      The following paragraph shall be added at the end of section (a) of Article IV—Default, just above section (b) titled “Confessed Judgment”:

“Borrower hereby agrees that upon the occurrence of an uncured Event of Default hereunder or upon the failure of the Borrower to pay the Debt in full on the Maturity Date or any accelerated due date under Article IV, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at the Applicable Interest Rate plus three percent (3%) (the “Default Interest Rate”). This charge shall be added to the Debt, and shall be deemed secured by the collateral described in Article II. This clause, however, shall not be construed as an agreement or privilege to extend the due date of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the failure to pay the Debt when due or the occurrence of an uncured Event of Default.”

8.      Except as expressly modified herein, the Note remains in full force and effect.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AMENDMENT TO PROMISSORY NOTE AND LOAN AGREEMENT ON THE DAY AND YEAR FIRST SET FORTH ABOVE. THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS.

ATTEST:	BORROWER:

THE WINDERMERE GROUP, LLC

/s/ Donna Thomas	By:	/s/ Raymond T. Tate	(SEAL)
Raymond T. Tate, CEO

STATE OF MARYLAND	)
	)	ss:
CITY/COUNTY OF Howard	)

I HEREBY CERTIFY, that on this 7th day of January, 2005 before me, the subscriber, a Notary Public of the State of Maryland aforesaid, personally appeared RAYMOND T. TATE, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she had authority to execute this document on behalf of the Borrower and executed the same for the purposes therein contained, and in my presence signed and sealed the same.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Sarah E. Roberts
NOTARY PUBLIC

My commission expires: 8/1/06

ATTEST:	LENDER:

ESSEX CORPORATION

/s/ Fred Funk	By:	/s/ Leonard E. Moodispaw	(SEAL)
Leonard E. Moodispaw, President and CEO

THIS INSTRUMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED JANUARY 7, 2005 BY AND BETWEEN THE PAYEES UNDER THIS INSTRUMENT AND BANK OF AMERICA, N.A., AND ANY AMENDMENTS THERETO (THE “SUBORDINATION AGREEMENT”). NO PAYMENT MAY BE MADE UNDER THIS INSTRUMENT EXCEPT IN COMPLIANCE WITH THE TERMS OF THE SUBORDINATION AGREEMENT.

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